SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   Form 8-A

           REGISTRATION OF SECURITIES OF CERTAIN SUCCESSOR ISSUERS
                FILED PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            WPSR Capital Trust I
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

             Delaware                                  39-6691804
     -----------------------                      -------------------
     (State of Incorporation                         (IRS Employer
         or Organization)                         Identification No.)

     c/o WPS Resources Corporation
700 North Adams Street, Green Bay, Wisconsin           54307-9001
--------------------------------------------           ----------
  (Address of principal executive offices)             (Zip Code)

                          WPS Resources Corporation
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

             Wisconsin                                 39-1775292
     -----------------------                      -------------------
     (State of Incorporation                         (IRS Employer
         or organization)                         Identification No.)

700 North Adams Street, Green Bay, Wisconsin           54307-9001
--------------------------------------------           ----------
  (Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                  each class to be registered
       -------------------                ------------------------------

      WPSR Capital Trust I                The New York Stock Exchange, Inc.
7.00% Trust Preferred Securities (and
 the Guarantee with respect thereto)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. / /

     Securities Act registration statement file number to which this form relates:

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)
                                      N/A

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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

DESCRIPTION OF SECURITIES

ITEM 1.   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

The securities to be registered hereby are 2,000,000 7.00% Trust Preferred Securities (the "Trust Preferred Securities"), of WPSR Capital Trust I, a Delaware business trust. The Trust Preferred Securities represent preferred undivided beneficial interests in the assets of WPSR Capital Trust I and are guaranteed by WPS Resources Corporation, a Wisconsin corporation, to the extent set forth in the form of the Trust Preferred Securities Guarantee by WPS Resources Corporation to State Street Bank and Trust Company, as Guarantee Trustee (the "Guarantee"). The Trust Preferred Securities Guarantee is included as Exhibit 4.7, to the Registration Statement on Form S-3 (the "Registration Statement") of WPS Resources Corporation and WPSR Capital Trust I (Registration Nos. 333-56737 and 333-56737-01) filed with the Securities and Exchange Commission on June 12, 1998. The particular terms of the Trust Preferred Securities and the Trust Preferred Securities Guarantee are described in the Prospectus which forms a part of the Registration Statement. The Prospectus and the form of Trust Preferred Securities Guarantee are incorporated by reference herein as set forth in Item 2 below.

EXHIBITS SCHEDULE

ITEM 2.   EXHIBITS

The Trust Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of WPSR Capital Trust I are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.

EXHIBIT
NUMBER

1. The Prospectus pertaining to the offer and sale of the Trust Preferred Securities

4.1  Certificate of Trust for WPSR Capital Trust I

4.3  Form of Amended and Restated Declaration of Trust for WPSR Capital
     Trust I

4.4 Form of Indenture between WPSR Resources Corporation and State Street Bank and Trust Company, as Trustee

4.5 Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Deferrable Interest Debentures

4.6  Form of Trust Preferred Security (included in 4.3)

4.7 Form of Trust Preferred Securities Guarantee with respect to the Trust Preferred Securities

4.8  Form of Junior Subordinated Deferrable Interest Debenture (included in
     4.5)

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EXHIBIT
NUMBER    DESCRIPTION AND METHOD OF FILING

1. Filed as part of the Registration Statement of WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.1  Filed as Exhibit 4.1 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.3  Filed as Exhibit 4.3 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.4  Filed as Exhibit 4.4 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.5  Filed as Exhibit 4.5 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.6  Filed as Exhibit 4.6 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.7  Filed as Exhibit 4.7 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

4.8  Filed as Exhibit 4.8 to the Registration Statement of
     WPS Resources Corporation and WPSR Capital Trust I (Reg.
     Nos. 333-56737 and 333-56737-01).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

WPSR CAPITAL TRUST I
Date:  July 27, 1998

By:  WPS Resources Corporation as Sponsor


By:     /s/ Ralph G. Baeten
        ---------------------------------
Name:   Ralph G. Baeten
        ---------------------------------
Title:  Treasurer
        ---------------------------------


WPS RESOURCES CORPORATION
Date:  July 27, 1998


By:     /s/ Ralph G. Baeten
        ---------------------------------
Name:   Ralph G. Baeten
        ---------------------------------
Title:  Treasurer
        ---------------------------------

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